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                                                                  Exhibit 10(aa)

December 12, 1996



Dr. James F. Gibbons
Paul G Allen Center for Integrated Systems
Room #201, MS #4075
Stanford University
Stanford, CA  94305

Dear Jim:

As a Board member and in addition to your normal Board responsibilities, we have agreed that you will from time to time provide additional consulting services to the Board and the Chief Executive Officer. Such consulting services shall be requested by the Chairman of the Board/Chief Executive Officer and the scope shall be mutually agreed upon. Compensation shall be at a per diem rate of $3,000.

Please sign and return the enclosed copy of this letter to confirm this arrangement.


Very truly yours,

/s/ Dick

Richard A. Kashnow
Chairman of the Board,
President and Chief Executive Officer


RAK\tt


Enclosure

ACKNOWLEDGED AND ACCEPTED BY:


    /s/ James F. Gibbons                              21 December 1996
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        James F. Gibbons                                   Date